195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE
Contact:Brian S. Arsenault Executive Vice President NewAlliance Bank 203 789 2733

NewAlliance Second Quarter Earnings Impacted by
Securities Portfolio Restructuring

Core Earnings 11 Cents per Diluted Share

New Haven, Connecticut, July 31, 2007– NewAlliance Bancshares, Inc. (NYSE: NAL) announced today that because it took a 14 cent per diluted share charge to net income as a result of the previously announced restructuring of its investment securities portfolio, the Company lost $3.86 million, or 4 cents per diluted share, in the second quarter ended June 30, 2007. Exclusive of the realignment of the securities portfolio and merger and conversion related charges, core earnings were $11.1 million, or 11 cents per diluted share.

The Company also announced that it will pay a quarterly dividend of 6.5 cents per share on August 20, 2007 to shareholders of record on August 10, 2007. The dividend is 8% higher than that paid for the same quarter a year ago and level with the quarterly dividend paid following the first quarter of 2007.

“As I noted when we announced the investment securities portfolio restructuring just over a week ago, we seized the opportunity to strengthen our net interest margin and earnings going forward by taking a charge right now,” said Peyton R. Patterson, NewAlliance chairman, president and chief executive officer.

“We estimate that the restructuring will add 15 basis points to our 2008 net interest margin and provide an additional 7 cents per diluted share to 2008 earnings,” Ms. Patterson said.

“The impact of this strategic decision also should not overshadow some significant strengths in the quarter including significant loan and core deposit growth, continued strong asset quality and reduced non-interest expenses since the prior quarter.”

NewAlliance Second Quarter Earnings

Total loans at June 30, 2007 were $4.60 billion, up 20% from year-end 2006, in large part because of the acquisition of Westbank Corporation, and by approximately $100 million from $4.50 billion at March 31, 2007.  Average balances for the quarter increased in every loan category over both the same quarter a year ago and the prior quarter.

NewAlliance’s loan growth did not come at the expense of credit quality as non-performing loans at June 30, 2007 were $15.1 million as compared to $18.5 million at March 31, 2007.  The ratio of non-performing loans to total loans improved to 0.33% at June 30, 2007 from 0.41% at March 31, 2007. The ratio was slightly above that of 0.26% at June 30, 2006 which was prior to the addition of loans from the acquisition of Westbank Corporation in Massachusetts. Net charge-offs in the second quarter were 0.02%, level with the prior quarter.

Core deposits, exclusive of CDs, were $39.9 million higher at the end of the second quarter of 2007 over the end of the prior quarter. Core deposit average balances were higher over both the prior quarter and the same quarter a year ago.

Total non-interest expense for the quarter ended June 30, 2007 declined to $40.9 million from $42.8 million for the quarter ended March 31, 2007, reflecting the realization of cost saves from the Westbank transaction and a reduction in conversion and merger related charges.

“We indicated on our earnings conference call last quarter that we believed non-interest expense would decline in the subsequent quarter and that has been borne out in the second quarter numbers,” said Ms. Patterson.

Exclusive of the charge of $22.6 million on the write down to fair value of the securities sold in the restructuring discussed below, most key categories of non-interest income saw improved performance. Deposit service fees and investment and insurance fees increased over both the prior quarter and the same quarter a year ago.

Net interest income, negatively impacted by a difficult spread (the difference between interest charged on loans and paid on deposits) environment continues to be the greatest challenge to earnings faced by NewAlliance and others in the banking and thrift sector.

While interest and dividend income for the second quarter ended June 30, 2007 increased by 23% over the same quarter a year ago, from $79.8 million to $98.1 million, reflecting the Company’s strong loan growth and acquisition of Westbank, net interest income was virtually flat with the second quarter of 2006.
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NewAlliance Second Quarter Earnings

NewAlliance restructured $787.3 million of its available for sale investment securities portfolio. The Company expects to recover the 2007 pre-tax loss on sale of approximately $28.3 million within 30 months.

A total of $22.6 million, or 14 cents per diluted share, of the loss is recorded in the second quarter of 2007 as an impairment of securities available for sale. The balance of $5.7 million will be recorded in the third quarter as a loss on sale of securities.

The realignment of the Company’s securities portfolio will enhance NewAlliance’s net interest margin, which has been essentially flat for the past three quarters. The net interest margin in the quarter ended June 30, 2007 was 2.44% as compared to 2.50% in the first quarter and 2.48% for the fourth quarter of 2006.

NewAlliance’s book value per share at June 30, 2007 was $12.61, one cent less than at March 31, 2007 but 50 cents more than at June 30, 2006.

Shareholders’ equity at June 30, 2007 was $1.42 billion as compared to $1.36 billion at year-end 2006.

At June 30, 2007, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $7.94 billion in assets and operated 88 banking offices in Connecticut and western Massachusetts.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services.  The Bank’s website is at www.newalliancebank.com.  Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

NewAlliance will hold a conference call on second quarter earnings and further details of its securities portfolio restructuring at 10 a.m. Eastern Time on Wednesday, August 1, 2007.  The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com.  Individuals can dial in to the call at 1-877-407-8033.  The international dial-in number is 1-201-689-8033.

A replay of the webcast and call will be available after 12 Noon on August 1 through August 15, 2007.  To access the replay, dial 1-877-660-6853, account number 286, conference ID number: 246785.  For international access, dial   1-201-612-7415 and use the same account and conference numbers.

NewAlliance will also have a podcast available from its website 2 hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.
3

NewAlliance Second Quarter Earnings

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions.  The Company’s results reported above reflect the impact of acquisitions completed within the periods reported.  Past and future acquisitions are expected to continue to impact the Company’s results in future periods.

4

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
(In thousands)	2007	2006
Assets
Cash and due from banks, noninterest bearing	$148,683	$127,948
Short-term investments	88,961	28,077
Investment securities available for sale	1,986,660	2,172,864
Investment securities held to maturity	278,442	307,447
Loans held for sale	3,305	1,528
Loans
Residential real estate	2,323,208	1,924,648
Commercial real estate	1,142,455	960,624
Commercial business	471,829	350,507
Consumer	664,800	587,097
Total loans	4,602,292	3,822,876
Less allowance for loan losses	(42,423	(37,408)
Total loans, net	4,559,869	3,785,468
Premises and equipment, net	63,902	52,479
Cash surrender value of bank owned life insurance	128,853	116,194
Goodwill	529,018	454,258
Identifiable intangible assets	58,959	49,403
Other assets	95,812	152,030
Total assets	$7,942,464	$7,247,696

Liabilities
Deposits
Regular savings	$930,944	$774,457
Money market	496,791	509,940
NOW	453,922	384,249
Demand	504,840	464,554
Time	2,021,620	1,767,467
Total deposits	4,408,117	3,900,667
Borrowings
Federal Home Loan Bank advances	1,811,198	1,721,886
Repurchase agreements	194,300	172,777
Junior subordinated debentures	25,034	7,609
Other borrowings	1,527	1,592
Other liabilities	78,420	80,860
Total liabilities	6,518,596	5,885,391

Stockholders' equity	1,423,868	1,362,305

Total liabilities and stockholders' equity	$7,942,464	$7,247,696

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2007	2006	2007	2006

Interest and dividend income	$98,111	$79,844	$194,917	$157,622
Interest expense	55,502	37,240	108,903	70,398

Net interest income before provision for loan losses	42,609	42,604	86,014	87,224
Provision for loan losses	600	-	1,600	-
Net interest income after provision for loan losses	42,009	42,604	84,414	87,224

Non-interest income
Depositor service charges	7,003	6,584	13,492	12,543
Loan and servicing income	612	481	1,058	1,237
Trust fees	1,676	1,647	3,343	3,312
Investment and insurance fees	1,861	1,350	3,535	2,960
Bank owned life insurance	1,600	653	3,170	1,288
Impairment of available for sale securities	(22,574)	-	(22,574)	-
Rent	909	832	1,796	1,640
Net gain (loss) on securities and limited partnerships	344	15	1,171	54
Net gain on sale of loans	467	164	664	538
Other	336	307	808	693
Total non-interest income	(7,766)	12,033	6,463	24,265

Non-interest expense
Salaries and employee benefits	21,635	20,099	43,492	40,640
Occupancy	4,325	3,456	8,729	6,978
Furniture and fixtures	1,702	1,483	3,443	3,269
Outside services	4,182	4,453	8,759	9,476
Advertising, public relations, and sponsorships	2,258	1,572	3,938	3,133
Amortization of identifiable intangible assets	2,951	2,389	6,039	4,858
Conversion and merger related charges	472	326	2,339	2,481
Other	3,410	3,200	6,965	6,552
Total non-interest expense	40,935	36,978	83,704	77,387

(Loss) Income before income taxes	(6,692)	17,659	7,173	34,102

Income tax (benefit) provision	(2,833)	5,850	1,736	11,273

Net (loss) income	$(3,859)	$11,809	$5,437	$22,829

(Loss) earnings per share
Basic	$(0.04)	$0.12	$0.05	$0.23
Diluted	(0.04)	0.12	0.05	0.23

Weighted average shares outstanding
Basic	103,872,256	100,102,013	103,960,928	100,161,660
Diluted	104,605,351	100,524,577	104,889,936	100,608,205

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended
	June 30,
(Dollars in thousands, except per share data)	2007	2006
Net interest income	$42,609	$42,604
Net (loss) income	(3,859)	11,809
Shares outstanding (end of period)	112,877,629	109,777,926
Weighted average shares outstanding:
Basic	103,872,256	100,102,013
Diluted	104,605,351	100,524,577
(Loss) earnings per share:
Basic	$(0.04)	$0.12
Diluted	(0.04)	0.12
Shareholders' equity (end of period)	1,423,868	1,328,894
Book value per share (end of period)	12.61	12.11
Tangible book value per share (end of period)	7.41	7.48

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.44%	2.77%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	1.86	2.21
Average yield on interest-earning assets	5.62	5.19
Average rate paid on interest-bearing liabilities	3.76	2.98
Return on average assets	(0.20)	0.69
Return on average equity	(1.08)	3.56

At period end:
Tier 1 leverage capital ratio	11.93	13.61
Tangible equity/tangible assets	11.37	12.43

Asset Quality Information
Nonperforming loans	$15,146	$9,663
Total nonperforming assets	15,258	9,663
Nonperforming loans as a % of total loans	0.33%	0.26%
Nonperforming assets as a % of total assets	0.19	0.14
Allowance for loan loss as a % of total loans	0.92	1.02
Allowance for loan losses to non-performing loans	280.09	392.82

Banking offices	88	71

Non-GAAP Financial Information and Ratios

Net income	$(3,859)	$11,809
Impairment of securities available for sale, net of tax	14,673	-
Net income before recognition of loss on AFS securities to fair value	10,814	11,809
Merger and conversion costs, net of tax	307	212
Net income before recognition of loss on AFS securities to fair value
and merger and conversion costs	11,121	12,021

Net income per share - basic	0.11	0.12
Net income per share - diluted	0.11	0.12

Noninterest income as a percent of
operating revenue (1) (2)	25.34%	22.00%
Noninterest income (1) (2)	14,464	12,018
Proforma return on average assets (3)	0.56%	0.70%
Proforma return on average tangible assets (3)	0.61	0.76
Proforma return on average equity (3)	3.12	3.62
Proforma return on average tangible equity (3)	5.32	5.88
Efficiency ratio (2) (4)	71.55	67.67
Proforma efficiency ratio (2) (4) (5)	70.73	67.07

(1) Excludes net gains or losses on securities & limited partnerships
(2) Excludes impairment of securities available-for-sale
(3) Excludes impairment of securities available-for-sale and conversion and merger costs, net of tax
(4) Excludes net gains or losses on securities and limited partnerships and other real estate owned expenses
(5) Excludes conversion and merger costs

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

Three Months Ended
June 30, 2007				June 30, 2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,296,841	$31,729	5.53%	$1,822,346	$24,188	5.31%
Commercial real estate	1,129,658	18,636	6.60	882,643	14,356	6.51
Commercial business	478,037	8,862	7.42	348,246	6,190	7.11
Consumer	660,334	10,887	6.59	567,070	9,002	6.35
Total Loans	4,564,870	70,114	6.14	3,620,305	53,736	5.94
Short-term investments	55,736	732	5.25	76,811	941	4.90
Investment securities	2,359,563	27,265	4.62	2,451,351	25,167	4.11
Total interest-earning assets	6,980,169	$98,111	5.62%	6,148,467	$79,844	5.19%
Non-interest-earning assets	910,013			726,965
Total assets	$7,890,182			$6,875,432

Interest-bearing liabilities
Deposits
Money market	$498,785	$4,201	3.37%	$570,112	$3,772	2.65%
NOW	425,608	1,209	1.14	361,283	439	0.49
Savings	906,121	4,296	1.90	799,766	1,864	0.93
Time	2,055,404	22,949	4.47	1,701,553	15,576	3.66
Total interest-bearing deposits	3,885,918	32,655	3.36	3,432,714	21,651	2.52
Repurchase agreements	193,016	1,914	3.97	165,419	1,288	3.11
FHLB advances and other borrowings	1,821,975	20,933	4.60	1,408,924	14,301	4.06
Total interest-bearing-liabilities	5,900,909	55,502	3.76%	5,007,057	37,240	2.98%
Non-interest-bearing demand deposits	490,733			471,047
Other non-interest-bearing liabilities	71,945			70,200
Total liabilities	6,463,587			5,548,304
Equity	1,426,595			1,327,128
Total liabilities and equity	$7,890,182			$6,875,432
Net interest-earning assets	$1,079,260			$1,141,410
Net interest income		$42,609			$42,604
Interest rate spread			1.86%			2.21%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.44%			2.77%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.29%			122.80%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	June 30, 2007			March 31, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,296,841	$31,729	5.53%	$2,146,803	$29,820	5.56%
Commercial real estate	1,129,658	18,636	6.60	1,121,284	18,372	6.55
Commercial business	478,037	8,862	7.42	444,460	8,118	7.31
Consumer	660,334	10,887	6.59	651,553	10,754	6.60
Total Loans	4,564,870	70,114	6.14	4,364,100	67,064	6.15
Short-term investments	55,736	732	5.25	64,418	878	5.45
Investment securities	2,359,563	27,265	4.62	2,512,434	28,864	4.60
Total interest-earning assets	6,980,169	$98,111	5.62%	6,940,952	$96,806	5.58%
Non-interest-earning assets	910,013			898,778
Total assets	$7,890,182			$7,839,730

Interest-bearing liabilities
Deposits
Money market	$498,785	$4,201	3.37%	$508,232	$3,991	3.14%
NOW	425,608	1,209	1.14	418,209	1,042	1.00
Savings	906,121	4,296	1.90	841,355	3,234	1.54
Time	2,055,404	22,949	4.47	2,137,139	23,754	4.45
Total interest-bearing deposits	3,885,918	32,655	3.36	3,904,935	32,021	3.28
Repurchase agreements	193,016	1,914	3.97	200,814	1,923	3.83
FHLB advances and other borrowings	1,821,975	20,933	4.60	1,740,776	19,457	4.47
Total interest-bearing-liabilities	5,900,909	55,502	3.76%	5,846,525	53,401	3.65%
Non-interest-bearing demand deposits	490,733			556,009
Other non-interest-bearing liabilities	71,945			78,166
Total liabilities	6,463,587			6,480,700
Equity	1,426,595			1,359,030
Total liabilities and equity	$7,890,182			$7,839,730
Net interest-earning assets	$1,079,260			$1,094,427
Net interest income		$42,609			$43,405
Interest rate spread			1.86%			1.93%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.44%			2.50%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.29%			118.72%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Six Months Ended
	June 30, 2007			June 30, 2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,222,235	$61,549	5.54%	$1,762,800	$46,573	5.28%
Commercial real estate	1,125,494	37,008	6.58	877,738	28,414	6.47
Commercial business	461,341	16,980	7.36	346,249	12,231	7.06
Consumer	655,962	21,641	6.60	558,399	17,491	6.26
Total Loans	4,465,032	137,178	6.14	3,545,186	104,709	5.91
Short-term investments	60,053	1,610	5.36	66,644	1,560	4.68
Investment securities	2,435,575	56,129	4.61	2,478,746	51,353	4.14
Total interest-earning assets	6,960,660	$194,917	5.60%	6,090,576	$157,622	5.18%
Non-interest-earning assets	879,731			730,171
Total assets	$7,840,391			$6,820,747

Interest-bearing liabilities
Deposits
Money market	$503,482	$8,193	3.25%	$572,063	$6,799	2.38%
NOW	421,929	2,251	1.07	351,908	668	0.38
Savings	873,917	7,530	1.72	793,052	3,185	0.80
Time	2,096,046	46,703	4.46	1,700,985	30,005	3.53
Total interest-bearing deposits	3,895,374	64,677	3.32	3,418,008	40,657	2.38
Repurchase agreements	196,893	3,837	3.90	171,752	2,549	2.97
FHLB advances and other borrowings	1,781,600	40,389	4.53	1,357,736	27,192	4.01
Total interest-bearing-liabilities	5,873,867	108,903	3.71%	4,947,496	70,398	2.85%
Non-interest-bearing demand deposits	523,176			475,477
Other non-interest-bearing liabilities	49,337			68,527
Total liabilities	6,446,380			5,491,500
Equity	1,394,011			1,329,247
Total liabilities and equity	$7,840,391			$6,820,747
Net interest-earning assets	$1,086,793			$1,143,080
Net interest income		$86,014			$87,224
Interest rate spread			1.89%			2.33%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.47%			2.86%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.50%			123.10%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

(Dollars in thousands)	June 30, 2007	March 31, 2007
Nonperforming assets
Residential real estate	$3,090	$2,791
Commercial real estate	5,795	9,219
Commercial business	5,406	5,695
Consumer	855	797
Total nonperforming loans	15,146	18,502

Other nonperforming assets, net	112	112

Total nonperforming assets	$15,258	$18,614

Allowance for loan losses	$42,423	$41,930

	Three Months Ended
	June 30, 2007	March 31, 2007
Net loan (recoveries) charge-offs
Residential real estate	$(4)	$(36)
Commercial real estate	262	(212)
Total real estate	258	(248)
Commercial business	(142)	484
Consumer	146	(19)
Total net charge-offs (recoveries)	$262	$217

	At or For The Three Months Ended
	June 30, 2007	March 31, 2007
Ratios
Allowance for loan losses to total loans	0.92%	0.93%
Allowance for loan losses to nonperforming loans	280.09	226.62
Nonperforming loans to total loans	0.33	0.41
Nonperforming assets to total assets	0.19	0.23
Net charge-offs (recoveries) to average loans (annualized)	0.02	0.02

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

	Three Months Ended	Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2007	June 30, 2007
Net (loss) income, GAAP	$(3,859)	$5,437
Effect of merger and conversion costs,
net of tax	307	1,520
Effect of impairment of AFS securities
net of tax	14,673	14,673
Proforma net income (2)	$11,121	$21,630

Basic (loss) earnings per share, GAAP	(0.04)	0.05
Effect of impairment of AFS securities and
merger and conversion costs, net of tax	0.15	0.16
Proforma basic earnings per share (2)	$0.11	$0.21

Diluted (loss) earnings per share, GAAP	(0.04)	0.05
Effect of impairment of AFS securities and
merger and conversion costs, net of tax	0.15	0.16
Proforma diluted earnings per share (2)	$0.11	$0.21

Return on average assets, GAAP	(0.20)%	0.14%
Effect of impairment of AFS securities and
merger and conversion costs, net of tax	0.76	0.41
Proforma return on average assets (2)	0.56%	0.55%

Return on average equity, GAAP	(1.08)%	0.78%
Effect of impairment of AFS securities and
merger and conversion costs, net of tax	4.20	2.32
Proforma return on average equity (2)	3.12%	3.10%

Efficiency ratio (1)	71.55%	73.35%
Effect of merger and conversion costs	(0.82)	(2.05)
Proforma efficiency ratio (1) (3)	70.73%	71.30%

(1) Excludes net gains or losses on securities and limited partnerships, impairment of available for sale securities and other real estate owned expenses
(2) Excludes the effects of merger and conversion costs and the impairment of available for sale securities
(3) Excludes the effects of merger and conversion costs